Exhibit 10.2

SECOND PURCHASE AGREEMENT

dated as of June 24, 2010

between

BANC OF AMERICA SECURITIZATION HOLDING CORPORATION,

as Seller

and

BA AUTO SECURITIZATION CORPORATION,

as Second Tier Purchaser

TABLE OF CONTENTS

(continued)

EXHIBIT A	Form of Assignment

SCHEDULE I	Eligibility Representations

SCHEDULE II	Perfection Representations, Warranties and Covenants

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THIS PURCHASE AGREEMENT is made and entered into as of June 24, 2010 (as amended from time to time, this “Agreement”) by BANC OF AMERICA SECURITIZATION HOLDING CORPORATION, a Delaware corporation, as seller (“BASHC”), and BA AUTO SECURITIZATION CORPORATION, a Delaware corporation (the “Second Tier Purchaser”).

WITNESSETH:

WHEREAS, the Second Tier Purchaser desires to purchase from BASHC a portfolio of motor vehicle receivables, including retail motor vehicle installment loans that are secured by new and used automobiles, light-duty trucks and other similar vehicles; and

WHEREAS, BASHC is willing to sell, transfer, contribute and assign such portfolio of motor vehicle receivables and related property to the Second Tier Purchaser on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale Agreement dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “Sale Agreement”) between Bank of America Auto Trust 2010-2 and the Depositor, as seller, which also contains rules as to usage that are applicable herein.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; and (g) references to any Person include that Person’s successors and assigns.

Second Purchase Agreement (BAAT 2010-2)

ARTICLE II

PURCHASE

SECTION 2.1 Agreement to Sell, Transfer, Contribute and Assign on the Closing Date. On the terms and subject to the conditions set forth in this Agreement, BASHC does hereby irrevocably sell, transfer, contribute and assign and otherwise convey to the Second Tier Purchaser without recourse (subject to the obligations herein) on the Closing Date all of its right, title and interest in, to and under the following property and identified in an Assignment substantially in the form of Exhibit A (the “Assignment”) delivered on the Closing Date (collectively, the “Second Tier Purchased Assets”):

(i) all right, title and interest of BASHC in, to and under the Receivables listed on the Schedule of Receivables and all monies received thereon after the Cut-Off Date;

(ii) the interest of BASHC in the security interests in the Financed Vehicles granted by Obligors pursuant to such Receivables and, to the extent permitted by law, any accessions thereto;

(iii) the interest of BASHC in any proceeds from claims on any physical damage, credit life, credit disability, warranties, debt cancellation agreements or other insurance policies covering Financed Vehicles or Obligors;

(iv) the interest of BASHC in any proceeds from recourse against Dealers on Receivables acquired from Dealers;

(v) all right, title and interest of BASHC in, to and under the First Purchase Agreement, including the right to cause BANA to repurchase Receivables under certain circumstances;

(vi) all of BASHC’s rights to the Receivable Files; and

(vii) the interest of BASHC in any proceeds of the property described in clauses (i) and (ii) above.

The sale, transfer, contribution, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Second Tier Purchaser of any obligation of BASHC, BANA, or any Originator to the Obligors or any other Person in connection with the Receivables listed on the Schedule of Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto. Notwithstanding the other terms of this Agreement, BASHC and the Second Tier Purchaser hereby acknowledge that BANA expressly retains all, and has not transferred hereunder any, of its rights to obtain refunds or claim credits or deductions relating to state and local sales or use, gross receipts, transaction privilege, value added, business and occupation and other similar taxes attributable to accounts charged off by the Second Tier Purchaser or its affiliates, subsidiaries, assignees or transferees.

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SECTION 2.2 Consideration and Payment. In consideration of the sale of the Second Tier Purchased Assets sold to the Second Tier Purchaser on the Closing Date, the Second Tier Purchaser shall pay to BASHC on such date an amount equal to the estimated fair market value of the Second Tier Purchased Assets, which amount shall be paid (a) in cash to BASHC and (b) by a capital contribution by BASHC of an undivided interest in such Second Tier Purchased Assets that increases its equity interest in the Second Tier Purchaser in an amount equal to the excess of the estimated fair market value of the Second Tier Purchased Assets over the amount of cash paid by the Second Tier Purchaser to BASHC.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Representations and Warranties of BASHC. BASHC makes the following representations and warranties as of the Closing Date on which the Second Tier Purchaser will be deemed to have relied in acquiring the Second Tier Purchased Assets. The representations and warranties will survive the conveyance of the Second Tier Purchased Assets to the Second Tier Purchaser, the conveyance of the Second Tier Purchased Assets to the Depositor pursuant to the Third Purchase Agreement, the conveyance of the Second Tier Purchased Assets to the Issuer pursuant to the Sale Agreement and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a) Existence and Power. BASHC is a corporation validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, all power and authority required to carry on its business as now conducted. BASHC has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of BASHC to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of a material portion of the Receivables listed on the Schedule of Receivables or any other part of the Second Tier Purchased Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by BASHC of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of BASHC and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement or instrument to which BASHC is a party or by which its properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or BASHC’s ability to perform its obligations under, the Transaction Documents).

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by BASHC of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables listed on the

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Schedule of Receivables or any other part of the Second Tier Purchased Assets or would not materially and adversely affect the ability of BASHC to perform its obligations under the Transaction Documents.

(d) Binding Effect. Each Transaction Document to which BASHC is a party constitutes the legal, valid and binding obligation of BASHC enforceable against BASHC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

(e) No Proceedings. There are no actions, suits or Proceedings pending or, to the knowledge of BASHC, threatened against BASHC before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by BASHC of its obligations under this Agreement or any of the other Transaction Documents or (iv) relating to BASHC that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(f) Lien Filings. BASHC is not aware of any material judgment, ERISA or tax lien filings against BASHC.

SECTION 3.2 Representations and Warranties of BASHC regarding the Receivables. BASHC makes the representations and warranties set forth on Schedule I with respect to the Receivables listed on the Schedule of Receivable, on which the Second Tier Purchaser relies in purchasing such Receivables. Such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer, contribution, assignment and conveyance of the Receivables listed on the Schedule of Receivables by BASHC to the Second Tier Purchaser pursuant to this Agreement, the sale, transfer, contribution, assignment and conveyance of the Receivables listed on the Schedule of Receivables by the Second Tier Purchaser to the Depositor pursuant to the Third Purchase Agreement, the sale, transfer, contribution, assignment and conveyance of the Receivables listed on the Schedule of Receivables by the Depositor to the Issuer pursuant to the Sale Agreement and the pledge of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, BASHC shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor.

SECTION 3.3 Repurchase upon Breach. (a) Upon discovery by or notice to the Second Tier Purchaser or BASHC of a breach of any of the representations and warranties described in Section 3.2 with respect to any Receivable listed on the Schedule of Receivables at the time such representations and warranties were made which materially and adversely affects the interests of the Noteholders, the party discovering such breach or receiving such notice shall give prompt written notice thereof to the other party hereto; provided, that delivery of the Monthly Servicer Report, which identifies that Receivables are being or have been repurchased, shall be deemed to constitute prompt notice of such breach; provided, further, the failure to give such notice shall

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not affect any obligation of BASHC hereunder. If the breach materially and adversely affects the interests of the Noteholders, then BASHC shall either (i) correct or cure such breach or (ii) purchase (or cause to be purchased) such Receivable from the holder thereof, in either case on or before the last day of the second Collection Period (or, at the option of BASHC, the last day of the first Collection Period) following the date BASHC became aware of or was notified of such breach. Any such breach or failure will be deemed to not have a material and adverse effect if such breach or failure does not affect the ability of the Second Tier Purchaser (or its assignee) to collect, receive and retain timely payment in full on such Receivable, including Liquidation Proceeds. Any such purchase by BASHC shall be at a price equal to the related Repurchase Price. In consideration for such repurchase, BASHC shall make (or shall cause to be made) a payment to the Second Tier Purchaser equal to the Repurchase Price by depositing (or causing to be deposited) such amount into the Collection Account on the Business Day prior to the Payment Date immediately following the date of such repurchase. Upon payment of such Repurchase Price by BASHC, the Second Tier Purchaser shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by BASHC to evidence such release, transfer or assignment or more effectively vest in BASHC or its designee any Receivable listed on the Schedule of Receivables and related Second Tier Purchased Assets repurchased pursuant to this Section 3.3. It is understood and agreed that the right to cause BASHC to repurchase (or to enforce the obligation of BANA under the First Purchase Agreement to repurchase) any Receivable listed on the Schedule of Receivables as described above shall constitute the sole remedy respecting such breach available to the Second Tier Purchaser.

(b) In addition to the foregoing repurchase obligations, if the interest of the Second Tier Purchaser in any Receivable listed on the Schedule of Receivables is materially and adversely affected by a breach by BANA of a representation or warranty relating to such Receivable in the First Purchase Agreement, BASHC shall repurchase such Receivable from the Second Tier Purchaser but only if BANA shall in fact repurchase such Receivable. BASHC shall promptly remit into the Collection Account the purchase price paid with respect to such Receivable.

SECTION 3.4 Protection of Title.

(a) BASHC shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Second Tier Purchaser under this Agreement in the Receivables listed on the Schedule of Receivables and the other Second Tier Purchased Assets. BASHC shall deliver (or cause to be delivered) to the Second Tier Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) BASHC shall notify the Second Tier Purchaser in writing within ten (10) days following the occurrence of (i) any change in BASHC’s organizational structure as a corporation, (ii) any change in BASHC’s “location” (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) and (iii) any change in BASHC’s name, and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably

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necessary or advisable in the opinion of the Second Tier Purchaser to amend all previously filed financing statements or continuation statements described in paragraph (a) above. BASHC will at all times maintain its “location” within the United States.

(c) BASHC shall maintain (or shall cause the Servicer to maintain) its computer systems so that, on and after the conveyance under this Agreement of the Receivables listed on the Schedule of Receivables on the Closing Date, the master computer records (including any backup archives, it being understood that any such backup archives may not reflect such interest until thirty-five (35) days after the applicable changes are made to such master computer records) that refer to a Receivable shall indicate clearly the interest of the Second Tier Purchaser (or any subsequent assignee of the Second Tier Purchaser) in such Receivable and that such Receivable is owned by such Person.

(d) If at any time BASHC shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, BASHC shall give to such prospective purchaser, lender or other transferee computer tapes, Records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable listed on the Schedule of Receivables, shall indicate clearly that such Receivable has been sold and is owned by the Second Tier Purchaser (or any subsequent assignee of the Second Tier Purchaser).

SECTION 3.5 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, BASHC shall not sell, pledge, assign or transfer the Receivables listed on the Schedule of Receivables or other property transferred to the Second Tier Purchaser to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and BASHC shall defend the right, title and interest of the Second Tier Purchaser in, to and under such Receivables or other property transferred to the Second Tier Purchaser against all claims of third parties claiming through or under BASHC.

SECTION 3.6 Perfection Representations, Warranties and Covenants. BASHC hereby makes the perfection representations, warranties and covenants attached hereto as Schedule II to the Second Tier Purchaser, and the Second Tier Purchaser shall be deemed to have relied on such representations, warranties and covenants in acquiring the Second Tier Purchased Assets.

SECTION 3.7 Activities of the Depositor. BASHC shall act in a manner materially consistent with the limitations on the Depositor’s activities set forth in Section 11(j)(iv) of the Depositor LLC Agreement in order to enable the Depositor to comply with the Depositor LLC Agreement.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Transfers Intended as Sale; Security Interest.

(a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales and transfers

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rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables listed on the Schedule of Receivables and related Second Tier Purchased Assets shall not be treated as property of BASHC’s estate in the event of a bankruptcy or insolvency of BASHC. The sales and transfers by BASHC of the Receivables listed on the Schedule of Receivables and related Second Tier Purchased Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, BASHC, except as otherwise specifically provided herein. The limited rights of recourse specified herein against BASHC are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of the Receivables.

(b) Notwithstanding the foregoing, in the event that the Receivables listed on the Schedule of Receivables and other Second Tier Purchased Assets are held to be property of BASHC, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in such Receivables and other Second Tier Purchased Assets, then it is intended that:

(i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by BASHC of, and BASHC hereby grants to the Second Tier Purchaser, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables listed on the Schedule of Receivables and other Second Tier Purchased Assets, to secure such indebtedness and the performance of the obligations of BASHC hereunder;

(iii) The possession by the Second Tier Purchaser or its agent of the Receivables Files related to the Receivables listed on the Schedule of Receivables and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv) Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Second Tier Purchaser for the purpose of perfecting such security interest under applicable law.

SECTION 4.2 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile, and addressed in each case as specified on Schedule I to the Sale Agreement or at such other address as shall be designated in a written notice to the other parties hereto. Any notice required or permitted to be

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mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 4.3 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY LAW ALL OTHER CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.4 Headings. The section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 4.6 Amendment.

(a) Any term or provision of this Agreement may be amended by BASHC and the Second Tier Purchaser with prior written notice to each Rating Agency but without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee, BANA, the Depositor or any other Person subject to subsection (d) of this Section 4.6; provided that (i) such amendment shall not, as evidenced by an Officer’s Certificate of BASHC or the Second Tier Purchaser or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee materially and adversely affect the interests of the Noteholders or (ii) the Rating Agency Condition shall have been satisfied with respect to such amendment; provided further, that in the case of any amendment pursuant to this Section 4.6(a), such amendment shall not, as evidenced by an Opinion of Counsel, (i) affect the treatment of the Notes as indebtedness for federal income tax purposes, (ii) be deemed to cause, for federal income tax purposes, a taxable exchange of the Notes or (iii) cause the Issuer ( or any part thereof) to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

(b) Subject to subsection (d) of this Section 4.6, this Agreement may also be amended from time to time by BASHC and the Second Tier Purchaser, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Note Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement)

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and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(c) Prior to the execution of any such amendment to this Agreement, BASHC shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, BASHC shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee.

(d) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement. Furthermore, notwithstanding anything to the contrary herein, this Agreement may not be amended in any way that would materially and adversely affect the Owner Trustee’s, Indenture Trustee’s, or the Administrator’s rights, privileges, indemnities, duties or obligations under this Agreement, the Transaction Documents or otherwise without the prior written consent of such party.

(e) Notwithstanding any provision of this Section 4.6 to the contrary, the permitted activities or powers of the Issuer may be significantly changed only with the approval of Holders of at least a majority of the Notes held by entities other than the Depositor, its Affiliates and its agents.

SECTION 4.7 Waivers. No failure or delay on the part of the Second Tier Purchaser, BASHC, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Second Tier Purchaser or BASHC in either case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 4.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 4.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the

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remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 4.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 4.11 Acknowledgment and Agreement. By execution below, BASHC expressly acknowledges and consents to the sale of the Second Tier Purchased Assets and the assignment of all rights and obligations of BASHC related thereto by the Second Tier Purchaser to the Depositor pursuant to the Third Purchase Agreement, by the Depositor to the Issuer pursuant to the Sale Agreement and the pledge, assignment and grant of a security interest in the Receivables listed on the Schedule of Receivables and the other Second Tier Purchased Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, BASHC hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Second Tier Purchaser under this Agreement.

SECTION 4.12 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.13 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (a) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (b) none of the parties hereto shall commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

SECTION 4.14 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of

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the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 4.15 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Noteholders and their respective successors and permitted assigns and each of the Issuer and the Indenture Trustee shall be an express third-party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

BANC OF AMERICA SECURITIZATION HOLDING CORPORATION

By:	/s/ Gina Amalfitano
Name:	Gina Amalfitano
Title:	President and Treasurer

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BA AUTO SECURITIZATION CORPORATION, as Second Tier Purchaser

By:	/s/ Gina Amalfitano
Name:	Gina Amalfitano
Title:	President and Treasurer

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EXHIBIT A

FORM OF

ASSIGNMENT PURSUANT TO SECOND PURCHASE AGREEMENT

June 24, 2010

For value received, in accordance with the Second Purchase Agreement dated as of June 24, 2010 between Banc of America Securitization Holding Corporation, a Delaware corporation (“BASHC”), and BA Auto Securitization Corporation, a Delaware corporation (the “Second Tier Purchaser”) (the “Agreement”), on the terms and subject to the conditions set forth in the Agreement, BASHC does hereby irrevocably sell, transfer, contribute, assign and otherwise convey to the Second Tier Purchaser on the date hereof without recourse (subject to the obligations in the Agreement), all right, title and interest of BASHC, whether now owned or hereafter acquired, in, to and under the following property, which sale shall be effective as of the Cut-Off Date:

(i) all right, title and interest of BASHC in, to and under the Receivables listed on the Schedule of Receivables and all monies received thereon after the Cut-Off Date;

(ii) the interest of BASHC in the security interests in the Financed Vehicles granted by Obligors pursuant to such Receivables and, to the extent permitted by law, any accessions thereto;

(iii) the interest of BASHC in any proceeds from claims on any physical damage, credit life, credit disability, warranties, debt cancellation agreements or other insurance policies covering Financed Vehicles or Obligors;

(iv) the interest of BASHC in any proceeds from recourse against Dealers on Receivables acquired from Dealers;

(v) all right, title and interest of BASHC in, to and under the First Purchase Agreement, including the right to cause BASHC or BANA, as applicable, to repurchase Receivables under certain circumstances;

(vi) all of BASHC’s rights to the Receivable Files; and

(vii) the interest of BASHC in any proceeds of the property described in clauses (i) and (ii) above.

The foregoing sale, transfer, contribution, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Second Tier Purchaser of any obligation of BASHC, BANA, any Originator to the Obligors or any other Person in connection with the Receivables listed on the Schedule of Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto. Notwithstanding the other terms of the Agreement, BASHC and the Second Tier Purchaser

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hereby acknowledge that BANA expressly retains all, and has not transferred hereunder any, of its rights to obtain refunds or claim credits or deductions relating to state and local sales or use, gross receipts, transaction privilege, value added, business and occupation and other similar taxes attributable to accounts charged off by the Second Tier Purchaser or its affiliates, subsidiaries, assignees or transferees.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

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IN WITNESS HEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

BANC OF AMERICA SECURITIZATION HOLDING CORPORATION

By:
Name:
Title:

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SCHEDULE I

ELIGIBILITY REPRESENTATIONS

In accordance with Section 3.2 of this Agreement, BASHC makes the representations and warranties set forth on this Schedule I with respect to the Receivables listed on the Schedule of Receivables.

(i) Characteristics of Receivables. Each Receivable as of the Cut-Off Date:

(A) is secured by a Financed Vehicle and was originated in the United States (1) by a Dealer located in the United States for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business, was fully and properly executed or electronically authenticated (as defined in the UCC) by the parties thereto, was purchased by BANA, from such Dealer under an existing agreement between Dealer and BANA and was validly assigned by such Dealer to BANA, in accordance with its terms or (2) by BANA in the ordinary course of BANA’s business and was fully and properly executed or electronically authenticated (as defined in the UCC) by the parties thereto;

(B) is a Simple Interest Receivable;

(C) provides for level scheduled monthly payments (provided that the payment in the first month and the final month of the life of the Receivable may be different by no more than three times the amount of the level payment) that shall amortize the Amount Financed of such Receivable at its origination by maturity and shall yield interest at the APR;

(D) is payable in U.S. dollars by an Obligor that is domiciled in the United States with a mailing address in the United States;

(E) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

(F) as of the Cut-Off Date, was not a Receivable that was a Delinquent Receivable for more than 29 days, a Defaulted Receivable or secured by a Financed Vehicle that has been repossessed and the related Obligor, to BASHC’s knowledge as of the Cut-Off Date, has not filed or had filed against it, any petition for relief under any state or federal bankruptcy, insolvency, receivership or similar law;

(G) has an original term to maturity of not less than 18 months and not greater than 84 months and, as of the applicable Cut-Off Date, a remaining term of not less than 6 months and not greater than 72 months;

(H) the Amount Financed as of the Cut-Off Date of greater than or equal to $1,027.14 and less than or equal to $95,062.77;

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(I) has a maturity date on or prior to May 19, 2016;

(J) has an APR of not less than 2.79% and not more than 18.69%;

(K) the related Obligor had a FICO score of not less than 620 at the time of the origination of such Receivable; and

(L) as of the Cut-Off Date, the related Obligor does not have a mailing address in the City of New York.

(ii) Creation, Perfection and Priority of Security Interests.

(A) While it is the intention of BASHC and the Second Tier Purchaser that the transfer and assignment contemplated by this Agreement shall constitute a sale of the related Second Tier Purchased Assets from BASHC to the Second Tier Purchaser, this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in each Receivable and the related Second Tier Purchased Assets in favor of the Second Tier Purchaser, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from BASHC.

(B) The Receivables constitute either “tangible chattel paper” or “electronic chattel paper”, each within the meaning of the applicable UCC.

(iii) Schedule of Receivables. The information set forth in the Schedule of Receivables is true and correct in all material respects, and no selection procedures believed to be adverse to the Second Tier Purchaser or its assignees were utilized in selecting such Receivables.

(iv) Compliance With Law. All requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003, the Texas Consumer Credit Code, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws, in respect of any of the Receivables and other Second Tier Purchased Assets, have been complied with in all material respects, and each Receivable and the sale of the related Financed Vehicle evidenced thereby complied at the time it was originated or made and now complies in all material respects with all legal requirements of the jurisdiction in which it was originated or made.

(v) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights in general and by equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

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(vi) Security Interest in Financed Vehicle. BASHC has a validly perfected first priority security interest in each Receivable, and immediately prior to the sale, transfer, contribution, assignment and conveyance thereof pursuant hereto, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Originator as secured party or all necessary and appropriate action had been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of the Originator as secured party.

(vii) Receivables In Force. As of the Cut-Off Date, no such Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part.

(viii) No Waiver. As of the Cut-Off Date, no provision of a Receivable has been, or will be, waived, extended, deferred, amended, adjusted, altered or modified in any respect except for waivers, extensions, deferrals, amendments, adjustments, alterations or modifications that are consistent with the Customary Servicing Practices.

(ix) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any such Receivable.

(x) No Liens. To the best of BASHC’s knowledge: (1) there are no liens or claims that have been filed for work, labor or materials affecting any Financed Vehicle securing any such Receivable that are or may be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by such Receivable; (2) no contribution failure has occurred with respect to any Pension Plan which is sufficient to give rise to a lien under Section 303(k) of ERISA with respect to any such Receivable; and (3) no tax lien has been filed and no claim related thereto is being asserted with respect to any such Receivable.

(xi) Insurance. Each Obligor under such Receivables is required to maintain a physical damage insurance policy of the type that BANA or its Affiliates requires in accordance with their customary underwriting standards for the purchase or origination of automotive receivables.

(xii) Good Title. No such Receivable or the related Second Tier Purchased Assets, as applicable, has been sold, transferred, assigned or pledged by BASHC to any Person other than the Second Tier Purchaser; immediately prior to the conveyance of such Receivables and the related Second Tier Purchased Assets pursuant to this Agreement, BASHC had good and marketable title thereto, free of any Lien; and, upon execution and delivery of this Agreement, the Second Tier Purchaser shall have all of the right, title and interest of BASHC to such Receivables, the unpaid indebtedness evidenced thereby and the collateral security therefor, free of any Lien.

(xiii) Lawful Assignment. No such Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer, contribution, assignment and conveyance of such Receivable under this Agreement.

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(xiv) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Second Tier Purchaser a first priority perfected ownership interest in the Receivables shall have been made.

(xv) One Original. With respect to each Receivable originated by a Dealer and purchased by BANA from such Dealer, there is only one executed original, electronically authenticated original or authoritative copy of such Receivable. With respect to each Receivable originated by BANA, if an executed original, electronically authenticated original or authoritative copy of such Receivable exists, then such executed original, electronically authenticated original or authoritative copy of such Receivable is in the possession of BANA, as Custodian (or through a sub-contractor or subservicer as permitted by the Servicing Agreement).

(xvi) Electronic Chattel Paper. As of the Cut-Off Date, such Receivable did not cause the aggregate Amount Financed of all Receivables that constitute “electronic chattel paper” (as defined in the UCC) to exceed 4.00% of the Initial Pool Balance.

(xvii) Prepayments. Each Receivable requires the Obligor thereunder to pay, upon any prepayment of such Receivable, an amount that is not less than the Amount Financed of such Receivable plus interest accrued at the applicable Annual Percentage Rate to the date of the prepayment.

(xviii) No Government Obligor. The Obligor on each Receivable is not the United States or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States or any state thereof or any local government.

(xix) No Undocumented Extensions or Modifications. No extension or modification has been made with respect to any Receivable other than as evidenced in the Receivable File relating thereto.

(xx) No Fraud or Misrepresentation. Each Receivable was originated by the applicable Originator and was sold by BASHC to the Second Tier Purchaser without any fraud or misrepresentation on the part of the applicable Originator or BASHC.

(xxi) Force-Placed Insurance. No Receivable is subject to a force-placed Insurance Policy on the related Financed Vehicle.

(xxii) No Documents or Instruments. No such Receivable or constituent part thereof, constitutes a “negotiable instrument” or “negotiable document of title” (as such terms are used in the UCC).

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SCHEDULE II

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in this Agreement, BASHC hereby represents, warrants, and covenants to the Second Tier Purchaser as follows on the Closing Date:

General

1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Second Tier Purchased Assets in favor of the Second Tier Purchaser, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from BASHC.

2. The Receivables constitute “chattel paper” (including “electronic chattel paper” or “tangible chattel paper”), “accounts,” “instruments” or “general intangibles,” within the meaning of the applicable UCC.

3. Each Receivable is secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the Originator, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator, as secured party.

Creation

4. Immediately prior to the sale, transfer, contribution, assignment and conveyance of the Receivables by BASHC to the Second Tier Purchaser, BASHC owned and had good and marketable title to such Receivables free and clear of any Lien and immediately after the sale, transfer, contribution, assignment and conveyance of such Receivable to the Second Tier Purchaser, the Second Tier Purchaser will have good and marketable title to such Receivable free and clear of any Lien.

5. BASHC has received all consents and approvals to the sale of the Receivables hereunder to the Second Tier Purchaser required by the terms of the Receivables that constitute instruments.

Perfection

6. BASHC has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Second Tier Purchaser hereunder; and the Custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser”.

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7. With respect to Receivables that constitute an instrument or tangible chattel paper, either:

(i)	All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee; or

(ii)	Such instruments or tangible chattel paper are in the possession of the Custodian and the Indenture Trustee has received a written acknowledgment from the Custodian that such Person (in its capacity as custodian) is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; as pledgee of the Issuer; or

(iii)	The Custodian received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Custodian that such Person is acting solely as agent of the Indenture Trustee as pledgee of the Issuer.

Priority

8. BASHC has not authorized the filing of, and is not aware of, any financing statements against BASHC that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of First Tier Purchased Assets by BANA to the First Tier Purchaser under the First Purchase Agreement, (ii) relating to the conveyance of Receivables by BASHC to the Second Tier Purchaser under this Agreement, (iii) relating to the conveyance of Third Tier Purchased Assets by BASHC to the Depositor under the Third Purchase Agreement, (iv) relating to the conveyance of Purchased Assets by the Depositor to the Issuer under the Sale Agreement, (v) relating to the security interest granted by the Issuer to the Indenture Trustee under the Indenture or (vi) that has been terminated.

9. BASHC is not aware of any material judgment, ERISA or tax lien filings against BASHC.

10. Neither BASHC nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

11. None of the instruments, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Second Tier Purchaser, the Issuer or the Indenture Trustee.

Survival of Perfection Representations

12. Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule II

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shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

No Waiver

13. The parties to this Agreement shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule II, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

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